Exhibit 10.46

AIRCRAFT PURCHASE AND SALE
AGREEMENT
(MSN 23276)

dated as of February  24, 2006

between

HAWAIIAN AIRLINES, INC.,

as Buyer

and

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as owner trustee,
as Seller

One (1) 1986 Boeing Model 767-332 Aircraft
bearing Manufacturer’s Serial Number 23276 and
U.S. Registration Mark N117DL,
together with two (2) General Electric Model CF6-80A2 Engines bearing Engine Manufacturer’s Serial Numbers 580328 and 580293

i

ii

AIRCRAFT PURCHASE AND SALE AGREEMENT (MSN 23276)

THIS AIRCRAFT PURCHASE AND SALE AGREEMENT (MSN 23276) (this “Agreement”) is made and entered into as of this 24th day of February, 2006, by and between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as owner trustee, with its principal address at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890 (“Seller”) under that certain Trust Agreement dated as of December 1, 1986, as supplemented and amended, and HAWAIIAN AIRLINES, INC., a corporation organized under the laws of the State of Delaware, with its principal address at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 (“Buyer”).

WHEREAS, Seller desires to sell the Aircraft (as hereinafter defined) to Buyer and Buyer desires to purchase the Aircraft.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Except where the context otherwise requires, the following words have the following meanings for all purposes of this Agreement.

Section 1.1                                   Defined Terms. As used herein:

“Acceptance Certificate” has the meaning set forth Section 4.4.

“Additional Insureds” has the meaning set forth in Section 10.1.

“Agreement” has the meaning set forth in the recitals.

“Aircraft” has the meaning set forth in Section 2.1.

“Aircraft Documentation” means all records, logs, manuals and Technical Records relating to the Aircraft which are in the possession of the Seller on the Delivery Date.

“Bill of Sale” has the meaning set forth in Section 4.3.

“Buyer” has the meaning set forth in the introductory paragraph.

“Buyer Claims” has the meaning set forth in Section 9.2.

“Buyer Indemnitees” means each of the Buyer and its affiliates, officers, directors, agents, subsidiaries, shareholders, servants, representatives, attorneys, contractors, subcontractors, successors, assigns and employees.

“Casualty Occurrence” has the meaning set forth in Section 8.4.

“Claims” means all claims, damages, losses, liabilities, obligations, penalties and judgments of every kind and nature, including all costs and expenses, including reasonable attorneys’ fees and expenses, incident thereto arising out of any act, omission, event or circumstance occurring in relation to the Aircraft (including, but not limited to, the airframe and either Engine, any landing gear, component, equipment and any Part installed thereon, any of the Aircraft Documentation and any other part, equipment data, or information sold hereunder).

“Delivery” has the meaning set forth in Section 4.3.

“Delivery Conditions” has the meaning set forth in Section 5.2(b).

“Delivery Date” has the meaning set forth in Section 4.1.

“Delivery Location” means the location set forth in Exhibit A attached hereto or such other location mutually agreeable to Buyer and Seller.

“Delta” means Delta Airlines, Inc.

“Deposit” means the amount of One Million United States Dollars (US$1,000,000).

“Engines” means two (2) used General Electric model CF6-80A2 engines bearing the manufacturer’s serial numbers set forth in Exhibit A.

“Escrow Agent” means Wells Fargo Bank Northwest, National Association.

“Escrow Agreement” has the meaning set forth in Section 3.2.

“Excusable Delays” has the meaning set forth in Section 8.1.

“FAA” means the United States Federal Aviation Administration.

“FAA Bill of Sale” means an executed A/C Form 8050-2 FAA Aircraft Bill of Sale in respect of the Aircraft in form acceptable for recording with the FAA.

“Inspection” has the meaning set forth in Section 5.3(b).

“Liens” means any mortgages, pledges, security interests, liens, claims, encumbrances or other charges or rights of others of any kind.

“New York Courts” means the federal and state courts of New York, New York located in the Borough of Manhattan.

“Owner Participant” means N117DL, LLC.

“Parts” means all of the components, accessories, furnishings, equipment, avionics, APU and parts installed on, attached to or appurtenant to the Aircraft.

“Purchase Price” has the meaning set forth in Exhibit A.

 “Scheduled Delivery Date” has the meaning set forth in Exhibit A.

“Seller” has the meaning set forth the introductory paragraph.

“Seller Claims” has the meaning set forth in Section 9.1.

“Seller Indemnitees” means each of the Seller, Wilmington Trust Company, Owner Participant, and, in each case, any affiliate thereof (including, without limitation, Compass Capital Corporation and Q Aviation, LLC), and each of their respective officers, directors, agents, subsidiaries, shareholders, members, partners, managers, servants, representatives, attorneys, contractors, subcontractors, successors, assigns and employees.

“Seller Parties” means the Seller, Owner Participant or any of their affiliated, associated or related entities (including, without limitation, Compass Capital Corporation and Q Aviation, LLC) and each of their respective officers, directors, agents, subsidiaries, shareholders, members, partners, managers, servants, representatives, beneficiaries, attorneys, contractors, subcontractors, successors, assigns and employees.

“Seller Taxes” has the meaning set forth in Section 7.1.

“Taxes” means any and all taxes, including, without limitation, sales, use, ad valorem and value added taxes, assessments, charges, fees or duties of any nature whatsoever.

“Taxing Authority” means any government or taxing authority.

“Tax Indemnitee” means Seller, Owner Participant and, in each case, any affiliate thereof (including, without limitation, Compass Capital Corporation and Q Aviation, LLC), and each of their respective officers, directors, subsidiaries, shareholders, members, partners, managers, servants, representatives, attorneys, contractors, subcontractors, successors, assigns, beneficiaries or agents thereof.

“Technical Records” means all Aircraft and Engine technical and maintenance records including, but not limited to, current Aircraft Maintenance Manual, Aircraft Maintenance Records, Illustrated Parts Catalogue, Aircraft Wiring Manual, Fault Isolation Manual, and Structural Repair Manual.

“Walk-Around Inspection” has the meaning set forth in Section 5.3(b).

ARTICLE II

PURCHASE AND SALE OF AIRCRAFT

Section 2.1                                   Aircraft Sale. Pursuant to the terms and subject to the conditions contained in this Agreement, Seller hereby agrees to sell and deliver (or cause the delivery) to Buyer, and Buyer hereby agrees to purchase and accept (or cause the purchase and acceptance) from Seller one (1) used Boeing 767-332 aircraft bearing the U.S. registration number and manufacturer’s serial number set forth in Exhibit A attached hereto, with the aircraft including therein two (2) Engines, all Parts, and the Aircraft Documentation (collectively, the “Aircraft”).

ARTICLE III

PURCHASE PRICE

Section 3.1                                   Purchase Price of Aircraft. Buyer shall pay to Seller the Purchase Price for the Aircraft on the Delivery Date and immediately prior to Delivery.

Section 3.2                                   Deposit. The Deposit has been paid into an escrow account with the Escrow Agent pursuant to that certain Escrow Agreement, dated as of February 13, 2006, among Escrow Agent, Buyer and Owner Participant (as amended, modified and supplemented from time to time, the “Escrow Agreement”). The Deposit shall be non-refundable (except as expressly provided herein). The Deposit and any interest earned thereon shall be applied to the Purchase Price on the Delivery Date.

Section 3.3                                   Payment Instructions. The Purchase Price shall be paid by wire transfer of immediately available funds in United States Dollars to the escrow account created under the Escrow Agreement on or prior to the Delivery Date, and then disbursed from the escrow account to the account of Seller as mutually agreed by each of the parties to the Escrow Agreement on the Delivery Date and immediately prior to Delivery.

Section 3.4                                   No Adjustments. No adjustments will be made to any amount owing hereunder based on the maintenance status or condition of the Aircraft, the Engines, the Parts, the Aircraft Documentation or based on any other fact, circumstance or situation whatsoever, whether contemplated or unforeseeable.

ARTICLE IV

AIRCRAFT DELIVERY; TITLE AND RISK OF LOSS

Section 4.1                                   Aircraft Delivery Date. Subject to the terms hereof, Seller will use good faith reasonable efforts to deliver the Aircraft to Buyer, and Buyer will use good faith reasonable efforts to accept Delivery of the Aircraft from Seller, on the Scheduled Delivery Date; provided, however, the Delivery of the Aircraft may be changed to any business day up to and including March 10, 2006, upon the request of either party, so long as the requesting party is not in breach of it obligations under this Agreement (the date that Delivery actually occurs is the “Delivery Date”). Except in the event of a delay in Delivery permitted under Section 5.3(b) or Article VIII, if Delivery has not occurred by March 10, 2006 (or such later date agreed to by Buyer and Seller in writing), then Buyer or Seller (provided such terminating party is not then in breach of its obligations under this Agreement) may terminate this Agreement by giving written notice to the other, and if such election to terminate is made, then termination under this Section shall terminate and discharge all obligations and liabilities of Buyer and Seller hereunder. If this Agreement is terminated in accordance with the immediately preceding sentence, the Deposit (together with interest accrued thereon) shall be returned to Buyer in accordance with the Escrow Agreement, unless Buyer is in breach of its obligations under this Agreement at the time of such termination, in which case the Deposit (together with interest accrued thereon) shall be delivered to Seller in accordance with the Escrow Agreement. Except as expressly provided in

Section 5.3(b) and Article VIII, the termination provisions set forth in this Section 4.1 are in substitution for any other rights of termination or contract lapse arising by operation of law by virtue of such delay.

Section 4.2                                   Place of Delivery of Aircraft. The Aircraft will be delivered to Buyer at the Delivery Location.

Section 4.3                                   Delivery. For purposes of this Agreement, “Delivery” shall mean the delivery of possession of the Aircraft to Buyer and the transfer by Seller to Buyer of its right, title and interest in and to the Aircraft and the delivery by Seller to Buyer of the bill of sale substantially in the form of Exhibit B hereto (the “Bill of Sale”), together with the FAA Bill of Sale. For avoidance of doubt, Buyer and Seller agree that the FAA Bill of Sale is being delivered solely to record the conveyance of the Aircraft from Seller to Buyer at the FAA and the warranty in the FAA Bill of Sale shall be interpreted to be consistent with the warranty contained in the Bill of Sale.

Section 4.4                                   Buyer’s Acceptance of Aircraft. Prior to the Delivery of the Aircraft, Buyer shall execute an acceptance certificate in the form set forth in Exhibit C (the “Acceptance Certificate”) and no other acknowledgement or receipt of the Aircraft shall be required by Seller (the Acceptance Certificate being conclusive evidence of Buyer’s satisfaction or waiver of each of the conditions precedent set forth in Section 5.2 hereof).

Section 4.5                                   Title and Risk of Loss. Except as otherwise provided herein, upon Delivery of the Aircraft at the Delivery Location, the Delivery of the Bill of Sale and the FAA Bill of Sale, and the payment of the Purchase Price, title to and risk of loss or damage to the Aircraft from any cause whatsoever, and exclusive care, custody and control thereof, will pass to Buyer.

ARTICLE V

CONDITIONS PRECEDENT; DELIVERY CONDITIONS

Section 5.1                                   Seller’s Conditions Precedent. Seller’s obligation to tender the Aircraft for Delivery to Buyer shall be subject to the satisfaction of each of the following conditions precedent on or prior to the Delivery Date:

(a)                                  Buyer shall have duly authorized, executed, and delivered this Agreement;

(b)                                 Seller shall have received the certificate of insurance and the letter of undertaking from Buyer’s independent insurance broker evidencing the coverage required under Article X hereof in form and substance reasonably satisfactory to Seller;

(c)                                  Seller shall have received a completed and executed sales tax exemption certificate valid for the Delivery Location in form and substance satisfactory to Seller.

(d)                                 Buyer shall have accepted the Aircraft, as evidenced by delivery by Buyer to Seller of the completed and executed Acceptance Certificate;

(e)                                  Seller shall have received the Purchase Price; and

(f)                                    The representations given by Buyer shall be true and accurate on the Delivery Date.

Section 5.2                                   Buyer’s Conditions Precedent. Buyer’s obligation to accept Delivery of the Aircraft and to pay the Purchase Price therefor shall be subject to the satisfaction of the following conditions precedent on or prior to the Delivery Date:

(a)                                  Seller shall have duly authorized, executed, and delivered this Agreement;

(b)                                 Subject to Section 5.3(b), Seller shall have tendered the Aircraft for Delivery at the Delivery Location to Buyer in the conditions specified in Exhibit D hereto (the “Delivery Conditions”);

(c)                                  Seller shall have tendered to Buyer good and marketable beneficial title to the Aircraft, free and clear of any Liens of record with the Federal Aviation Administration, other than Liens arising as a result of or attributable to Buyer;

(d)                                 Seller shall have executed and delivered the Bill of Sale and the FAA Bill of Sale;

(e)                                  Seller shall have provided Buyer a written opinion of its special FAA counsel, addressed to Buyer stating that Seller is the FAA-registered owner of the Aircraft and that the Aircraft is free and clear of all Liens of record with the Federal Aviation Administration; and

(f)                                    The representations given by Seller shall be true and accurate on the Delivery Date.

Section 5.3                                   Delivery Conditions; Inspections.

(a)                                  Except as provided in Section 6.3 below and as specified in the Delivery Conditions, the Aircraft (including the airframe, each Engine, any landing gear, component equipment and Part installed thereon or appurtenant thereto, any of the Aircraft Documentation and any other Part, data or information sold hereunder) will be delivered to Buyer in “AS-IS, WHERE-IS” condition, subject to the disclaimer and acknowledgment set out in Article VI.

(b)                                 Buyer accomplished an inspection (“Inspection”) of the Aircraft on or about January 20, 2006 and determined that the condition of the Aircraft is acceptable to Buyer. After the execution of this Agreement but prior to the Delivery Date at the Delivery Location and at Buyer’s expense, Buyer may conduct a walk-around inspection (the “Walk-Around Inspection”) to confirm that the Aircraft is in the same condition as on the date the Inspection was accomplished, ordinary wear and tear excepted (i.e. has not sustained any material damage), and if the Aircraft is in such Delivery Condition, Buyer will execute the Acceptance Certificate; provided, however, if Buyer determines at the Walk-Around Inspection that the Aircraft does not meet the foregoing Delivery Condition, upon receiving a written notice and evidence satisfactory to Seller (in Seller’s reasonable judgment) thereof from Buyer, Seller may elect to either (i), correct the non-compliant Delivery Condition at Seller’s expense and delay the Delivery Date by up to sixty (60) days or such later date as both parties agree, or (ii) terminate this Agreement. If Seller elects to terminate this Agreement pursuant to the foregoing, the Deposit (together with interest accrued thereon) shall be returned to Buyer in accordance with the Escrow Agreement, whereupon all obligations hereunder shall terminate and be of no further force and effect. In no event shall Seller be obligated to correct any non-compliant Delivery Condition nor shall Seller have any liability for the failure of the Aircraft to be in conformity with the Delivery Conditions.

ARTICLE VI

SELLER’S WARRANTIES AND DISCLOSURES

Section 6.1                                   SELLER’S DISCLAIMERS OF WARRANTIES. EXCEPT AS PROVIDED IN SECTION 6.3 BELOW, THE AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAME, EITHER ENGINE, ANY LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON OR APPURTENANT THERETO, ANY OF THE AIRCRAFT DOCUMENTATION AND ANY OTHER PART, DATA OR INFORMATION SOLD HEREUNDER) IS SOLD ON AN “AS IS, WHERE IS” BASIS, WITH ALL FAULTS AND WITHOUT RECOURSE TO SELLER. THE WARRANTY SET FORTH IN SECTION 6.3 BELOW AND THE OBLIGATIONS AND LIABILITIES OF SELLER THEREUNDER ARE EXPRESSLY IN LIEU OF, AND SELLER WILL NOT BE DEEMED TO HAVE MADE, AND BUYER HEREBY WAIVES, ANY AND ALL OTHER REPRESENTATIONS, WARRANTIES, DUTIES, AND GUARANTEES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE AIRCRAFT OR THE AIRWORTHINESS THEREOF (INCLUDING BUT NOT LIMITED TO THE AIRFRAME, EITHER ENGINE, ANY LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON OR APPURTENANT THERETO, ANY OF THE AIRCRAFT DOCUMENTATION AND ANY OTHER PART, DATA OR INFORMATION SOLD HEREUNDER) OR THE VALUE, CONDITION, DESIGN, OPERATION, DURABILITY OR COMPLIANCE WITH SPECIFICATION OF THE AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAME, EITHER ENGINE, ANY LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON OR APPURTENANT THERETO, ANY OF THE AIRCRAFT DOCUMENTATION AND ANY OTHER PART, DATA OR INFORMATION SOLD HEREUNDER), INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND BUYER HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES IT MAY HAVE AGAINST THE SELLER PARTIES RELATING TO ANY OF THE FOREGOING AND ARISING BY LAW OR OTHERWISE INCLUDING BUT NOT LIMITED TO ANY OBLIGATION ARISING FROM THE NEGLIGENCE OF ANY SELLER PARTY OR WITH RESPECT TO LOSS OF USE, REVENUE OR PROFIT, THE EXISTENCE OF ANY LATENT, INHERENT OR ANY OTHER DEFECT (WHETHER OR NOT DISCOVERABLE), OR AS TO THE INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN OR OTHER PROPRIETARY RIGHT, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES.

Section 6.2                                   SELLER’S DISCLAIMERS OF PRIOR REPRESENTATIONS AND STATEMENTS. ANY PRIOR REPRESENTATIONS OR STATEMENTS, WHETHER

ORAL OR WRITTEN, MADE BY ANY SELLER PARTY AS TO THE CONDITION OR FITNESS OF THE AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAME, EITHER ENGINE, ANY LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON OR APPURTENANT THERETO, ANY OF THE AIRCRAFT DOCUMENTATION AND ANY OTHER PART, DATA OR INFORMATION SOLD HEREUNDER) OR ITS CAPABILITY OR CAPACITY, ARE SUPERSEDED HEREBY AND ANY SUCH REPRESENTATIONS OR STATEMENTS NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT ARE HEREBY WITHDRAWN BY SELLER, IN EACH CASE, ON ITS OWN BEHALF AND ON BEHALF OF ANY SELLER PARTY WHICH MAY HAVE MADE ANY SUCH REPRESENTATION OR STATEMENT, SHALL NOT BE APPLICABLE TO THE TRANSACTIONS CONTEMPLATED HEREBY AND ARE OF NO FURTHER FORCE AND EFFECT, AND BUYER ACKNOWLEDGES THAT BUYER HAS NOT RELIED AND IS NOT RELYING ON ANY SUCH REPRESENTATION OR STATEMENT.

Section 6.3                                   Exceptions to Seller’s Disclaimers; Seller’s Warranties. Seller hereby represents and warrants to Buyer that upon Delivery:  (a) Seller will have good and marketable title to the Aircraft, and (b) such title thereto will be transferred to Buyer, in full, free and clear of Liens of record with the Federal Aviation Administration, other than Liens arising as a result of or attributable to Buyer.

Section 6.4                                   Buyer’s Acknowledgement. BUYER EXPRESSLY AGREES AND ACKNOWLEDGES THAT NONE OF THE SELLER PARTIES IS THE MANUFACTURER OF THE AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAME, EITHER ENGINE, ANY LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON OR APPURTENANT THERETO, ANY OF THE AIRCRAFT DOCUMENTATION AND ANY OTHER PART, DATA OR INFORMATION SOLD HEREUNDER) AND THAT THE AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAME, EITHER ENGINE, ANY LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON OR APPURTENANT THERETO, ANY OF THE AIRCRAFT DOCUMENTATION, AND ANY OTHER PART, DATA OR INFORMATION SOLD HEREUNDER) IS OF A MAKE, SIZE, DESIGN AND CAPACITY DESIRED BY BUYER FOR THE PURPOSES INTENDED BY BUYER AND IS A USED AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE USED AIRFRAME, EACH USED ENGINE, EACH USED LANDING GEAR, USED COMPONENT, EQUIPMENT AND USED PART INSTALLED THEREON OR APPURTENANT THERETO, ANY OF THE AIRCRAFT DOCUMENTATION AND ANY OTHER USED PART OR DATA OR INFORMATION SOLD HEREUNDER), AND SUBJECT TO SECTION 6.3, BUYER CONFIRMS THAT IT HAS NOT, IN ENTERING INTO THIS AGREEMENT, RELIED ON ANY CONDITION, WARRANTY OR REPRESENTATION BY THE SELLER PARTIES, OR ANY AFFILIATE OR AGENT THEREOF, EXPRESS OR IMPLIED, WHETHER ARISING BY APPLICABLE LAW OR OTHERWISE IN RELATION TO THE AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAME, EITHER ENGINE, ANY LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON OR APPURTENANT THERETO, ANY OF THE AIRCRAFT DOCUMENTATION AND ANY OTHER PART, DATA OR INFORMATION SOLD HEREUNDER) INCLUDING, WITHOUT LIMITATION, WARRANTIES OR REPRESENTATIONS AS TO THE DESCRIPTION, QUALITY,

DURABILITY, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY USE OR PURPOSE, VALUE, CONDITION, DESIGN OR OPERATION OF ANY KIND OR NATURE OF THE AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAME. EITHER ENGINE, ANY LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON OR APPURTENANT THERETO, ANY OF THE AIRCRAFT DOCUMENTATION AND ANY OTHER PART, DATA OR INFORMATION SOLD HEREUNDER) AS TO THE ABSENCE OF ANY LATENT, INHERENT OR ANY OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), OR AS TO THE INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN OR OTHER PROPRIETARY RIGHT; AND THE BENEFIT OF ANY SUCH CONDITION, WARRANTY OR REPRESENTATION IS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVED BY BUYER. IN ADDITION BUYER HEREBY EXPRESSLY AGREES AND ACKNOWLEDGES THAT NONE OF THE SELLER PARTIES SHALL BE LIABLE FOR THE USE, POSSESSION, DISPOSSESSION, RE-POSSESSION, CONTROL, OPERATION, LOCATION, ANY LANDING, DEPARTURE, CONDITION, ACCEPTANCE, REJECTION, DELIVERY, NON-DELIVERY, RE-DELIVERY, REGISTRATION, DE-REGISTRATION, RE-REGISTRATION, SALE, LEASING, WET LEASING, CHARTERING, SUBLEASING, IMPORTATION, EXPORTATION, TRANSFER OF TITLE OR OTHER DISPOSITION OF TITLE, ABANDONMENT, STORAGE, MANUFACTURE, MAINTENANCE, SERVICE, REPAIR, OVERHAUL, TESTING, DESIGN, MODIFICATION, DISMANTLING, DISASSEMBLY OR RE-ASSEMBLY OF THE AIRCRAFT (INCLUDING BUT NOT LIMITED TO, THE AIRFRAME, EITHER ENGINE, ANY LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON OR APPURTENANT THERETO, ANY OF THE AIRCRAFT DOCUMENTATION AND ANY OTHER PART, DATA, OR INFORMATION SOLD HEREUNDER) BY BUYER OR BY ANY THIRD PERSON ON OR AFTER THE DELIVERY DATE.

Section 6.5                                   Waiver Of Consequential Damages. NO PARTY WILL BE LIABLE TO ANY OTHER FOR, AND EACH PARTY HEREBY WAIVES AND RELEASES, ANY CLAIMS AGAINST THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST REVENUES, LOST PROFIT, OR LOSS OF PROSPECTIVE ECONOMIC ADVANTAGE, RESULTING FROM A PARTY’S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT.

Section 6.6                                   Assignment of Manufacturers’ Warranties. Seller hereby assigns, effective as of the Delivery Date, to Buyer any and all existing assignable warranties, service life policies, indemnities and patent indemnities of or other rights, remedies or claims against manufacturers and maintenance and overhaul agencies relating to the Aircraft and the Engines (in the case of rights, remedies or claims, only with respect to rights, remedies or claims arising, or based on events, occurrences and circumstances occurring, on or after the Delivery of the Aircraft). Seller makes no representation or warranty as to the existence or assignability of any such rights. Seller hereby further agrees on reasonable request by Buyer, and at Buyer’s sole cost and expense, to give notice of such assignment to the manufacturers or any third party supplier or maintenance provider. Seller also hereby grants to Buyer rights of subrogation relating to any claim which Seller may have under such warranties concerning the Aircraft, and any Engines or Parts. Seller shall, at Buyer’s sole cost and expense, execute and deliver appropriate instruments as Buyer may reasonably request and as may be reasonably necessary to secure such rights and protection for Buyer.

ARTICLE VII

TAXES AND DUTIES

Section 7.1                                   Tax Indemnity. Buyer will pay upon demand, and agrees to indemnify, on an after-tax basis as described in Section 7.2, each Tax Indemnitee and hold each Tax Indemnitee harmless from any and all Taxes imposed by any Taxing Authority other than Seller Taxes, together with any penalties, fines or interest thereon paid by or required to be paid by a Tax Indemnitee (reduced by any tax credits or tax savings as a result of tax deductions available to such Tax Indemnitee as a result of such Taxes, penalties, fines or interest) as a result of the sale, Delivery or transfer to Buyer under this Agreement of the Aircraft, either Engine or any Part (including any Aircraft Documentation related thereto). For purposes of this Article VII, the term “Seller Taxes” shall mean Taxes imposed on or measured by the gross or net income, profits, capital or gains of such Tax Indemnitee by any Taxing Authority. If a claim is made against a Tax Indemnitee for any Taxes for which Buyer has agreed to indemnify under this Article VII, or for any penalty, fine or interest thereon, such Tax Indemnitee, upon receiving notice of such claim, will promptly notify Buyer. Failure by such Tax Indemnitee to so notify Buyer shall not relieve Buyer of its obligations to indemnify hereunder, in the case of such Tax Indemnitee, except to the extent Buyer is materially prejudiced by such failure. Seller and Buyer agree to cooperate to minimize any Tax which might be imposed on each other as the result of the purchase and sale transaction contemplated hereunder, including the execution of such forms, certificates and documents as reasonably necessary to minimize any Taxes which might be imposed.

Section 7.2                                   No Set-Off, etc.

(a)                                  All payments by one party to the other party under or in connection with this Agreement will be made without set-off or counterclaim, free and clear of and without deduction for or on account of any Taxes.

(b)                                 If a party is compelled by law to make payment subject to any Tax for which such party is required to indemnify the receiving party and as a consequence the receiving party does not actually receive for its own benefit on the due date a net amount equal to the full amount provided for under this Agreement, the party making that payment will pay all necessary additional amounts to ensure receipt by the other party of the full amount so provided for.

(c)                                  The amount which Buyer will be required to pay with respect this Article VII will be an amount sufficient to restore such Tax Indemnitee to the same position such Tax Indemnitee would have been had such liability for Taxes subject to indemnity pursuant to Section 7.1 not been incurred.

Section 7.3                                   Survival. Notwithstanding any other provision of this Agreement, the obligations of Buyer and each Tax Indemnitee under this Article VII will survive the consummation, completion or termination (or any combination of any thereof) of this Agreement.

ARTICLE VIII

DELAY IN PERFORMANCE; LOSS OR DESTRUCTION OF AIRCRAFT

Section 8.1                                   Excusable Delay. No party will be responsible nor deemed to be in default of its obligation hereunder on account of any delay in the Delivery of the Aircraft hereunder due to causes reasonably beyond such party’s control and not occasioned by its intentional acts or gross negligence including, by way of illustration and not of limitation, acts of God, acts of terrorism, acts of public enemies or hostilities, war, warlike operations, insurrection, riots, fires, floods, explosions, earthquakes, epidemics or quarantine restrictions, civil disturbance, any act of government, allocation regulations or orders affecting materials, facilities or aircraft, strikes or labor troubles causing cessation, slow-down or interruption of work, delay in transportation, or due to any other cause to the extent it is reasonably beyond such party’s control or not occasioned by such party’s intentional acts or gross negligence. Delays resulting from any of the foregoing causes are referred to as “Excusable Delays.”

Section 8.2                                   Termination for Excusable Delay. If, due to an Excusable Delay, Delivery of the Aircraft is delayed more than sixty (60) days beyond March 10, 2006 (or such later date agreed to by Buyer and Seller in writing) then Buyer or Seller may terminate this Agreement by giving written notice to the other party at any time after the expiration of such sixty (60) day period. Termination under this Section shall terminate and discharge all obligations and liabilities of Buyer and Seller hereunder and all undelivered items and services hereunder which are related thereto. Following such termination, the Deposit (together with interest accrued thereon) shall be returned to Buyer in accordance with the Escrow Agreement. Except as expressly provided in Section 4.1 and Section 5.3(b), the termination provisions set forth in this Section 8.2 are in substitution for any other rights of termination or contract lapse arising by operation of law by virtue of an Excusable Delay.

Section 8.3                                   Loss or Destruction of Aircraft. If prior to the Delivery thereof, the Aircraft shall suffer a Casualty Occurrence then this Agreement shall terminate and neither Seller nor Buyer will have any further obligations to the other party pursuant to this Agreement. Following such termination, the Deposit (together with interest accrued thereon) shall be returned to Buyer in accordance with the Escrow Agreement. In the event that either Engine suffers a Casualty Occurrence prior to the Delivery of such Engine, then Seller shall have the right (but not the obligation) to substitute an alternate engine for such Engine that suffered a Casualty Occurrence provided such alternate engine meets the Delivery Conditions.

Section 8.4                                   Casualty Occurrence Defined. For purposes of this Agreement, “Casualty Occurrence” shall mean any total or partial destruction of the Aircraft or either Engine the severity of which (i) materially affects the operation and utility of the Aircraft or such Engine or (ii) makes the repair of the Aircraft or such Engine uneconomical, in each case as determined by Seller acting reasonably. Seller agrees to provide written notice of any total or partial destruction of the Aircraft or either Engine promptly after Seller becomes aware of such destruction and determines that such destruction constitutes a Casualty Occurrence pursuant to the provisions hereof.

ARTICLE IX

INDEMNIFICATION

Section 9.1                                   General Indemnity in Favor of Seller.

(a)                                  Buyer will be responsible for and shall indemnify, defend and hold harmless (and, for a period of two (2) years following the Delivery Date, shall cause any subsequent lessee or purchaser of the Aircraft to indemnify, defend and hold harmless) each Seller Indemnitee on an after-tax basis, from and against any and all Claims which occur after the Delivery (“Seller Claims”), and which directly or indirectly arise in any manner out of or in connection with (a) the ownership of the Aircraft (including but not limited to, the airframe, either Engine, any landing gear, component, equipment and Part installed thereon or appurtenant thereto, any of the Aircraft Documentation and any other part, data, or information sold hereunder) by Buyer or by any third person after the Delivery, or (b) the use, possession, dispossession, re-possession, control, operation, location, any landing, departure, condition, acceptance, rejection, Delivery, non-delivery (but not non-delivery for a reason stated in Article VIII), re-delivery, registration, de-registration, re-registration, sale, leasing, wet leasing, chartering, subleasing, importation, exportation, transfer of title or other disposition of title, abandonment, storage, manufacture, maintenance, service, repair, overhaul, testing, design, modification, dismantling, disassembly or re-assembly of the Aircraft (including but not limited to, the airframe, either Engine, any landing gear, component, equipment and Part installed thereon or appurtenant thereto, any of the Aircraft Documentation and any other part, data, or information sold hereunder) by Buyer or by any third person after the Delivery, or (c) any condition of, or defect in, the Aircraft (including but not limited to, the airframe, either Engine, any landing gear, component, equipment and Part installed thereon or appurtenant thereto, any of the Aircraft Documentation and any other part, data, or information sold hereunder), or any Seller Claim for patent, trademark or copyright infringement arising after Delivery. The foregoing indemnity shall apply to all Seller Claims, regardless of whether any such Seller Claim arises in tort (including, without limitation, strict liability), under contract or otherwise, provided, however, that this Section 9.1(a) shall not release any Seller Indemnitee from liability (i) arising from such Seller Indemnitee’s willful misconduct, (ii) arising from the breach by such Seller Indemnitee of any of its obligations under this Agreement (unless such failure is caused by the failure of Buyer to comply with any of its obligations under this Agreement) or the breach by such Seller Indemnitee of any representation or warranty in this Agreement or (iii) which are in the nature of ordinary or usual operating or overhead expenses of Seller, except to the extent that the same arise from the occurrence of any breach by Buyer of its obligations under this Agreement.

(b)                                 Buyer will pay a Seller Indemnitee upon demand for all reasonable expenses (including without limitation, all reasonable legal and accountants’ fees and disbursements, and interest) incurred by such Seller Indemnitee in enforcing such Seller Indemnitee’s rights against

Buyer under Section 9.1(a). The aforementioned shall not apply if it is finally adjudicated by a court of law in accordance with this Agreement that Buyer is not responsible for indemnifying such Seller Indemnitee under Section 9.1(a). Seller Indemnitee agrees to use commercially reasonable efforts to mitigate its expenses incurred in enforcing its rights against Buyer under Section 9.1(a) so long as Buyer promptly acknowledges and accepts its responsibility thereunder. However, if Buyer fails to promptly comply with its indemnity obligations under Section 9.1(a), a Seller Indemnitee’s efforts to mitigate these expenses shall cease.

(c)                                  Neither the consummation of the sale pursuant to this Agreement nor any subsequent lease, sale or other transfer of the Aircraft (or, as applicable, the airframe or either Engine, any landing gear, component, equipment or Part thereof or appurtenant thereto, any of the Aircraft Documentation or any other part, data, or information sold hereunder) shall release Buyer from its obligations pursuant to Section 9.1(a) and (b).

(d)                                 If any Seller Claim is made against a Seller Indemnitee, such Seller Indemnitee, upon receiving notice of such Seller Claim, will promptly notify Buyer; provided, however, that failure or delay by such Seller Indemnitee to so notify Buyer shall not relieve Buyer of its obligations to indemnify hereunder except as to such Seller Indemnitee to the extent Buyer is materially prejudiced by such failure or delay.

Section 9.2                                   General Indemnity in Favor of Buyer.

(a)                                  Seller will be responsible for and shall indemnify, defend and hold harmless each Buyer Indemnitee on an after-tax basis, from and against any and all Claims which occur prior to the Delivery (“Buyer Claims”), and which directly or indirectly arise in any manner out of or in connection with (a) the ownership of the Aircraft (including but not limited to, the airframe and either Engine, any landing gear, component, equipment and any Part installed thereon, any of the Aircraft Documentation and any other part, data, or information sold hereunder) by Seller or by any third person prior to the Delivery, or (b) the use, possession, dispossession, re-possession, control, operation, location, landing, departure, condition, acceptance, rejection, registration, de-registration, re-registration, sale, leasing, wet leasing, chartering, subleasing, importation, exportation, transfer of title or other disposition of title, abandonment, storage, manufacture, maintenance, service, repair, overhaul, testing, design, modification, dismantling, disassembly or re-assembly of the Aircraft (including but not limited to, the airframe and either Engine, any landing gear, component, equipment and any Part installed thereon, any of the Aircraft Documentation and any other part, equipment data, or information sold hereunder) by Seller or by any third person prior to the Delivery, or (c) any condition of, or defect in, the Aircraft (including but not limited to, the airframe and either Engine, any landing gear, component, equipment and Part installed thereon or appurtenant thereto, any of the Aircraft Documentation and any other part, data, or information sold hereunder), or any Buyer Claim for patent, trademark or copyright infringement arising prior to Delivery. The foregoing indemnity shall apply to all Buyer Claims, regardless of whether any such Buyer Claim arises in tort (including, without limitation, strict liability), under contract or otherwise, provided, however, that this Section 9.2(a) shall not release any Buyer Indemnitee from liability (i) arising from such Buyer Indemnitee’s willful misconduct, (ii) arising from the breach by such Buyer Indemnitee of any of its obligations under this Agreement (unless such failure is caused by the failure of Seller to comply with any of its obligations under this Agreement) or the breach by such Buyer Indemnitee of any representation or warranty in this Agreement or (iii) which are in the nature of ordinary or usual operating or overhead expenses of Buyer, except to the extent that the same arise from the occurrence of any breach by Seller of its obligations under this Agreement. Notwithstanding anything contained in this Section 9.2 to the contrary, Seller’s obligations under this Section 9.2 shall in all respects and for all purposes hereof be limited (both in scope of liability and recovery) solely to the extent that Seller has recourse in respect of any Buyer Claim to Delta in accordance with the terms of the prior lease arrangement in respect of the Aircraft between Seller and Delta and only to the extent that Seller actually recovers such Buyer Claim from Delta in accordance therewith. In no event shall Seller have any liability under this Section 9.2 in excess of amounts it actually receives from Delta in respect of the related Buyer Claim.

(b)                                 Subject to the terms of and limitations contained in Section 9.2(a) above, Seller will pay a Buyer Indemnitee upon demand for all reasonable expenses (including without limitation, all reasonable legal and accountants’ fees and disbursements, and interest) incurred by such Buyer Indemnitee in enforcing such Buyer Indemnitee’s rights against Seller under Section 9.2(a). The aforementioned shall not apply if it is finally adjudicated by a court of law in accordance with this Agreement that Seller is not responsible for indemnifying such Buyer Indemnitee under Section 9.2(a). Buyer Indemnitee agrees to use commercially reasonable efforts to mitigate its expenses incurred in enforcing its rights against Seller under Section 9.2(a).

(c)                                  Neither the consummation of the sale pursuant to this Agreement nor any subsequent lease, sale or other transfer of the Aircraft (or, as applicable, the airframe or either Engine, any landing gear, component, equipment or Part thereof or appurtenant thereto, any of the Aircraft Documentation or any other part, data, or information sold hereunder) shall release Seller from its obligations pursuant to Section 9.2(a) and (b).

(d)                                 If any Buyer Claim is made against a Buyer Indemnitee, such Buyer Indemnitee, upon receiving notice of such Buyer Claim, will promptly notify Seller; provided, however, that failure or delay by such Buyer Indemnitee to so notify Seller shall not relieve Seller of its obligations to indemnify hereunder except as to such Buyer Indemnitee to the extent Seller is materially prejudiced by such failure or delay.

Section 9.3                                   Survival. Notwithstanding any other provision of this Agreement, the obligations of the parties under this Article IX will survive the consummation, completion, or termination (or any combination of any thereof) of this Agreement.

ARTICLE X

INSURANCE

Section 10.1                            Insurance Requirements. Effective upon the Delivery of the Aircraft, and for a period of not less than two (2) years thereafter, Buyer will at its expense maintain, or in the alternative, shall cause each subsequent owner and/or operator and/or lessee of the Aircraft, the airframe, either Engine or Parts to maintain, with respect to the Aircraft, the airframe, each

Engine and Parts (including, without limitation, Parts that have been sold) comprehensive aviation liability, aviation products liability and contractual liability insurance including war risk and allied perils insurance (including passengers and third parties), in an amount not less than the greater of (i) Five Hundred Million United States Dollars (US$ 500,000,000) per occurrence, and (ii) the highest amount of such coverage maintained by Buyer on any other aircraft it owns or operates (as such amount shall be adjusted from time to time). Such insurance policies shall be issued by insurance carriers of internationally recognized responsibility reasonably satisfactory to Seller on terms reasonably satisfactory to Seller and in addition, shall be endorsed:  (a) to name all Seller Indemnitees, and each of their respective affiliates, subsidiaries, managers, servants, representatives, attorneys, officers, directors, agents, partners, shareholders, members, contractors, subcontractors, successors, assigns and employees, as additional insureds (“Additional Insureds”) thereunder; (b) to expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and shall waive, any right of subrogation of the insurers against each Additional Insured; (c) to expressly provide that such insurance shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured; (d) to expressly waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured; (e) to expressly cover the contractual liability to each of the Additional Insureds assumed by Buyer in Section 9.1 hereof; (f) to expressly state that such insurance complies with the terms hereof, that all premiums in connection with such insurance then due have been paid, and that any such insurance or waiver may only be cancelled or materially changed in a manner adverse to the respective Additional Insureds by the giving of thirty (30) days prior written notice by the insurers, except with respect to war risk coverage, seven (7) days prior written notice will be given, or if seven (7) days notice is not available, such lesser period of time as generally being made available by insurers; and (g) to expressly provide that, in respect of the respective interests of each Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of Buyer or such other operator or any affiliate thereof (or any director, officer, agent or employee thereof) or any other third party (other than the Additional Insureds) and shall insure the respective interests of the Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Buyer or such other operator or any affiliate thereof (or any director, officer, agent or employee thereof) or any other third party (other than such Additional Insured). If Buyer maintains hull insurance covering the Aircraft, Buyer shall use its best efforts to obtain a waiver of subrogation in favor of the Additional Insureds from its hull insurers. In the event that Buyer sells or leases the Aircraft within two years of the Delivery Date, Buyer shall procure that the purchaser or lessee of the Aircraft shall assume Buyer’s insurance obligations as set out in this Section.

Section 10.2                            Broker’s Certificates. Buyer will furnish (or cause to be furnished) to Seller, not less than three (3) business days prior to the Delivery Date (and at least one (1) business day prior to the expiration of any such insurance contracts), (a) a certificate of insurance addressed to Seller setting forth the Additional Insureds, the policy numbers, a description of the Aircraft and Engines (including manufacturer’s serial numbers) and a detailed description of the coverages, policy forms and endorsements (including the waiver of subrogation in favor of the Additional Insureds under the hull insurances) relating to the insurances thereon, and (b) a letter of undertaking from a broker or the insurers certifying that any such insurance may only be cancelled or materially changed in a manner adverse to the respective Additional Insureds by the giving of thirty (30) days prior written notice by the insurers, except that with respect to war risk coverage, seven (7) days prior written notice will be given or, if seven (7) days notice is not available, such lesser period of time as generally being made available by insurers.

Section 10.3                            Survival. Notwithstanding any other provision of this Agreement, the obligations of the parties under this Article X will survive the consummation, completion, or termination (or combination of any thereof) of this Agreement.

ARTICLE XI

REPRESENTATIONS

Section 11.1                            Seller’s Representations. Seller represents and warrants the following to Buyer as of the date hereof and the Delivery Date:

(a)                                  Status. Seller is a Delaware banking corporation duly organized and validly existing under the laws of the State of Delaware and federal banking laws of the United States and has the power to own its property and assets and carry on its business as it is now being conducted.

(b)                                 Power and Authority. Seller has the power and authority to enter into and perform and has taken all necessary action to authorize its entry into and performance and delivery of, this Agreement and the transactions contemplated hereby.

(c)                                  Legal Validity. This Agreement has been duly executed and validly delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject to the effect of the bankruptcy, insolvency and other similar laws affecting creditors’ rights.

(d)                                 Non-conflict with Laws. So far as concerns Seller (and upon reliance of Buyer’s representations) the entry into and performance of this Agreement and the transactions contemplated hereby do not and will not conflict with:

(i)                                     any law or regulation or any official or judicial order governing Seller’s banking and trust powers;

(ii)                                  the constitutional documents of Seller; or

(iii)                               any agreement or document to which Seller is a party or which is binding upon Seller or its assets.

(e)                                  Consents. All authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters official or otherwise applicable to Seller which are required or advisable in connection with the entry into, performance, validity and enforceability of this Agreement, Delivery of the Aircraft hereunder or any of the transactions contemplated have been obtained by Seller.

(f)                                    Government Proceedings. There are no pending or, to Seller’s knowledge, threatened actions or proceedings before any court or administrative agency or arbitrator that could adversely affect Seller’s ability to perform its obligations under this Agreement.

Section 11.2                            Buyer’s Representations. Buyer represents and warrants the following to Seller as of the date hereof and the Delivery Date:

(a)                                  Status. Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the power to own its property and assets and carry on its business as it is now being conducted.

(b)                                 Power and Authority. Buyer has the power and authority to enter into and perform and has taken all necessary action to authorize the entry into, performance and delivery of this Agreement and the transactions contemplated hereby and thereby.

(c)                                  No Financing Contingencies. Buyer has no financing contingencies with regard to the transactions contemplated herein.

(d)                                 Legal Validity. This Agreement has been duly executed and validly delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject to the effect of the bankruptcy, insolvency and other similar laws affecting creditors’ rights.

(e)                                  Non-conflict with Laws. The entry into and performance of this Agreement and the transactions contemplated hereby and thereby do not and will not conflict with:

(i)                                     any law or regulation or any official or judicial order applicable to Buyer;

(ii)                                  the constitutional documents of Buyer; or

(iii)                               any agreement or document to which Buyer is a party or which is binding upon Buyer or any of its assets.

(f)                                    Consents. All authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters, official or otherwise applicable to Buyer which are required or advisable in connection with the entry into, performance, validity and enforceability of this Agreement, purchase and acceptance of the Aircraft hereunder or any of the transactions contemplated hereby have been obtained by Buyer.

(g)                                 Government Proceedings. There are no pending or, to Buyer’s knowledge, threatened actions or proceedings before any court or administrative agency or arbitrator that could adversely affect Buyer’s ability to perform its obligations under this Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.1                            Transferability. No assignment or transfer may be made by any party of all or any of its rights or obligations in respect of this Agreement without the prior written consent of the other parties, such consent not to be unreasonably withheld.

Section 12.2                            Further Assurances. Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other party at the other party’s expense (unless otherwise expressly provided hereunder with respect to such expense) to establish, maintain and protect the rights and remedies of the other party and carry out and effect the intent and purpose of this Agreement.

Section 12.3                            Notices.

(a)                                  All notices under this Agreement shall be given to the intended recipient at the address or facsimile number set out on the execution pages of this Agreement (or such other address or facsimile number as either party may specify to the other in writing from time to time).

(b)                                 Any communication from one party to the other under this Agreement shall be effective when actually received and in the case of a communication by facsimile only if a transmission report is produced by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purposes of this clause, provided that if any communications are received after 5:00 p.m. (New York time) on any day, the same shall only be effective at the commencement of business on the next working day.

Section 12.4                            Amendment. No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party against which the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 12.5                            No Waiver. No delay on the part of any party in exercising any of its rights, powers or privileges under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

Section 12.6                            Confidentiality. Except to the extent that any of the following is available in the public domain (other than by reason of an act of either party in violation of this Agreement), each party shall keep the terms of this Agreement and the transactions contemplated hereby strictly confidential, and may not disclose any such confidential information without the prior written consent of the other party, provided that Seller may disclose this Agreement and the transactions contemplated hereby to the other Seller Parties, Buyer may disclose this Agreement and the transactions contemplated hereby to Hawaiian Holdings, Inc., and either party may disclose this Agreement and the transactions hereby contemplated if required to do so:

(i)                                     for the purpose of legal proceedings, administrative or regulatory requirements or as otherwise required by law (including, without limitation, by the filing of Form 8K with the Securities Exchange Commission);

(ii)                                  to effect any registrations, filings or recordations required by or pursuant to this Agreement;

(iii)                               for the purpose of disclosure to its auditors, its attorneys, insurance brokers or other professional advisers; or

(iv)                              for the purpose of advising any potential financier of the Aircraft.

Section 12.7                            Severability of Provisions. If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provisions in any other jurisdiction.

Section 12.8                            Time of Essence. The time stipulated in this Agreement for all payments payable by Buyer to Seller and for the performance of the parties’ other obligations under this Agreement will be of the essence for this Agreement.

Section 12.9                            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 12.10                     Governing Law and Jurisdiction.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW).

(b)                                 The parties hereto agree that the New York Courts are to have exclusive jurisdiction to settle any disputes in connection with this Agreement and any document related hereto and submit to the exclusive jurisdiction of the New York Courts in connection with this Agreement. Each party hereto:

(i)                                     waives objection to the New York Courts on grounds of inconvenient forum, venue or otherwise as regards proceedings in connection with this Agreement; and

(ii)                                  agrees that a judgment or order of a New York Court in connection with this Agreement is conclusive and binding on it and may be enforced against them in the courts of any other jurisdiction.

Section 12.11                     Broker Fees. Each party agrees to indemnify and hold the other party harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to, reasonable attorney’s fees) asserted by agents, brokers or other third parties, representing or allegedly representing such party, for any commission or compensation of any nature whatsoever based upon the sale or transfer between Seller and Buyer of the Aircraft. Seller represents to Buyer that with the exception of Compass Capital Corporation (whose fees shall be paid by Owner Participant) Seller has not retained or hired any agents, brokers or other third party, for any commission or compensation of any nature whatsoever based upon any such sale or transfer by Seller of the Aircraft. Buyer represents to Seller that with the exception of CIT Capital Markets (whose fees shall be paid by Buyer) Buyer has not retained or hired any other agents, brokers or other third party, for any commission or compensation of any nature whatsoever based upon the sale or transfer between Seller and Buyer of the Aircraft.

Section 12.12                     Costs and Expenses. Except as otherwise expressly provided herein, each party will pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, attorney’s fees, filing fees, inspection and other consulting fees.

Section 12.13                     Prior Claims. Notwithstanding anything contained herein to the contrary and for the avoidance of doubt, all claims arising out of Delta’s rejection of the prior lease of the Aircraft pursuant to Delta’s current bankruptcy proceedings shall be and remain property and right of Seller.

Section 12.14                     Complete Agreement. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

Section 12.15                     Recourse. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement with Owner Participant (the “Trust Agreement”), (b) each of the representations, undertakings and agreements herein made on the part of the Owner Trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust Estate (as defined in the Trust Agreement) and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Owner Trustee or be liable for the breach or failure of any obligation , representation, warranty or covenant made or undertaken by the Owner Trustee under this Agreement or the other related documents.

*      *      *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee, Seller

By:	/S/ Tira L. Johnson
	Name:	Tira L. Johnson
	Title:	Financial Services Officer

Address for Notices:

Wilmington Trust Company Corporate Capital Markets Services Division Rodney Square North, 1100 North Market Street Wilmington, DE 19890 Attn: Anita Roselli Facsimile: (302) 636-4140

with a copy to Owner Participant:

N117DL, LLC c/o Q Aviation, LLC 301 Commerce Street, Suite 3200 Fort Worth, Texas 76102 Attn: Business Affairs Facsimile: (817) 332-7463

HAWAIIAN AIRLINES, INC., Buyer

By:	/S/ Mark B. Dunkerley
	Name:	Mark B. Dunkerley
	Title:	President & CEO

By:	/S/ Peter R. Ingram
	Name:	Peter R. Ingram
	Title:	Executive Vice President, CFO & Treasurer

Address for Notices:

HAWAIIAN AIRLINES, INC. 3375 Koapaka Street, Suite G-350 Honolulu, Hawaii 96819
Attn:	Executive Vice President and Chief Financial Officer
Facsimile: (808) 835-3695